EXHIBIT 23.1
                                                                    ------------

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of PAB Bankshares, Inc. of our report, dated January 24, 2003, appearing in the Annual Report on Form 10-K of PAB Bankshares, Inc. for the year ended December 31, 2002.


/s/ Mauldin & Jenkins, LLC
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Albany, Georgia
July 14, 2003


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